Exhibit 5.1
May 25, 2016
NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, CA 95050

Ladies and Gentlemen:
We have acted as counsel to NVIDIA Corporation, a Delaware corporation (the “Company”), and you have requested our opinion with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S‑8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 28,800,000 shares of the Company’s Common Stock, par value $0.001 per share, consisting of (i) up to 18,800,000 shares (the “2007 EIP Shares”) pursuant to the Company’s Amended and Restated 2007 Equity Incentive Plan (the “2007 EIP”) and (ii) up to 10,000,000 shares (the “2012 ESPP Shares”) pursuant to the Company’s Amended and Restated 2012 Employee Stock Purchase Plan (the “2012 ESPP”, and together with the 2007 EIP, the “Plans”).
In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses included therein, (b) the Plans, (c) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and (d) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.
Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2007 EIP Shares and the 2012 ESPP Shares, when sold and issued in accordance with the 2007 EIP and the 2012 ESPP, respectively, and the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,
COOLEY LLP
By: /s/ John T. McKenna
John T. McKenna